Exhibit 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (File No. 33-39398) and Forms S-8 (File Nos. 33-14436, 33-35174, 33-42119, and 33-44655) of
Intelligent Electronics, Inc. of our report dated March 7, 1994, appearing on page 13 of this Form 10-K.




PRICE WATERHOUSE

Philadelphia, Pennsylvania
April 21, 1994